TELFORD SADOVNICK, P.L.L.C.
                         CERTIFIED PUBLIC ACCOUNTANTS



February 1, 2002


United States Securities and Exchange Commission
Washington, D.C.
20549


Dear Sirs:

Re:  MicroAccel, Inc.
     Form 8-K

We have reviewed Form 8-K dated January 31, 2002 relating to Changes in Registrant's Certifying Accountant, (copy attached). We agree with the disclosures made therein.

Yours very truly,
TELFORD SADOVNICK, P.L.L.C.

/s/ Aaron Sadovnick, C.P.A.

Aaron Sadovnick, C.P.A.
Enclosures

AS/kf





------------------------------------------------------------------------------
        114 West Magnolia Street, Suite 423.  Bellingham, Washington  98225
               Telephone: (360) 392-2886   Facsimile:  (360) 392-2887